THE 2005

                                NORTH BAY BANCORP

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN





                            Effective October 1, 2005


                                                 TABLE OF CONTENTS
                                                                                                Page
ARTICLE I                  PURPOSE; EFFECTIVE DATE                                              1

ARTICLE II                 DEFINITIONS                                                          1
                          2.1       Actuarial Equivalent                                        1
                          2.2       Applicable Percentage                                       1
                          2.3       Basic Benefit                                               1
                          2.4       Board                                                       1
                          2.5       Change in Control                                           1
                          2.6       Committee                                                   2
                          2.7       Company                                                     2
                          2.8       Disability/Disabled                                         2
                          2.9       Retirement                                                  2
                          2.10      Normal Retirement Date                                      2
                          2.11      Early Retirement Date                                       2
                          2.12      Early Retirement Benefit                                    3
                          2.13      Participant                                                 3
                          2.14      Participation Agreement                                     3
                          2.15      Supplemental Retirement Benefit                             3

ARTICLE III                ELIGIBILITY AND PARTICIPATION                                        3

                          3.1       Eligibility and                                             3

ARTICLE IV                 SUPPLEMENTAL RETIREMENT BENEFITS                                     4
                          4.1      Retirement on or After Normal Retirement Date                4
                          4.2      Retirement on or After Early Retirement Date
                                   but Before Normal Retirement Date                            4
                          4.3      Termination Without Cause                                    4
                          4.4      Voluntary Termination                                        4
                          4.5      Termination Pursuant to a Change in Control                  4
                          4.6      Termination Following the Determination of Disability        5
                          4.7      Termination for Cause                                        5
                          4.8      Death of Participant During Active Employment                5

ARTICLE V                 FORM AND PAYMENT OF BENEFITS                                          5
                          5.1      Internal Revenue Code Section 409A Compliance                5
                          5.2      Reduction for Early Commencement of Benefits                 6
                          5.3      Form of Benefit Payment                                      6
                          5.4      Modifying Form of Benefit Payment                            6
                          5.5      Withholding of Payroll Taxes                                 7
                          5.6      Payment to Guardian                                          7


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

                                                 TABLE OF CONTENTS

                                                    (Continued)
                                                                                                Page
ARTICLE VI                ADMINISTRATION                                                        7
                          6.1      Committee and Duties                                         7
                          6.2      Agents                                                       7
                          6.3      Binding Effect of Decisions                                  7
                          6.4      Indemnity of Committee                                       7

ARTICLE VII               BENEFICIARY DESIGNATION                                               7
                          7.1      Designation                                                  7
                          7.2      Amendments to Beneficiary Designation                        8
                          7.3      No Participant Designation                                   8
                          7.4      Effect of Payment                                            8

ARTICLE VIII              CLAIMS PROCEDURE                                                      8
                          8.1      Claim                                                        8
                          8.2      Arbitration of Disputes                                      8

ARTICLE IX                MISCELLANEOUS  9
                          9.1      Unfunded Plan                                                9
                          9.2      Unsecured General Creditor                                   9
                          9.3      Trust Fund                                                   9
                          9.4      Nonassignability                                             10
                          9.5      Not a Contract of Employment                                 10
                          9.6      Protective Provisions                                        10
                          9.7      Terms                                                        10
                          9.8      Captions                                                     10
                          9.9      Governing Law                                                10
                          9.10     Validity                                                     10
                          9.11     Notice                                                       10
                          9.12     Successors                                                   11
                          9.13     IRS Section 280G Issues                                      11

EXHIBIT 1:  Participation Agreement

EXHIBIT 2:  Distribution Election Form

EXHIBIT 3:  Beneficiary Agreement

                                    THE 2005

                                NORTH BAY BANCORP

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                    ARTICLE I
                                    ---------

                           PURPOSE AND EFFECTIVE DATE
                           --------------------------

     The purpose of this Supplemental Executive Retirement Plan (the "Plan") is to memorialize the Company's supplemental executive retirement plan pursuant to which the Company entered into Executive Supplemental Compensation Agreements with key employees and to provide supplemental retirement benefits for certain key employees of North Bay Bancorp and subsidiaries or affiliates thereof who are employed by the Company on, or after October 1, 2005. It is intended that the Plan will aid in retaining and attracting individuals of exceptional ability by providing them with these benefits. It is intended that the Plan and related Participation Agreements (including those Participation Agreements entered into in place of the Executive Supplemental Compensation Agreements previously entered into by the Company pursuant to its supplemental executive retirement plan meet the requirements of Internal Revenue Code Section 409A. This Plan shall be effective as of October 1, 2005.

                                   ARTICLE II

                                   DEFINITIONS

     For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

     2.1 Actuarial Equivalent. "Actuarial Equivalent" means equivalence in value between two or more forms and/or times of payment based on a determination by an actuary chosen by the Committee, using sound actuarial assumptions at the time of such determination.

     2.2 Applicable Percentage. The term "Applicable Percentage" shall mean that percentage of the Supplemental Retirement Benefits that the Participant is entitled to receive based on the circumstances surrounding the termination of Employment. The Applicable Percentage of Supplemental Retirement Benefits shall accrue on the schedule incorporated in the Participation Agreement.

     2.3 Basic Benefit. The term "Basic Benefit" shall have the meaning set forth in Section 5.3(A).

     2.4 Board. "Board" means the Board of Directors of North Bay Bancorp.

     2.5 Change in Control. Change in Control shall be defined as follows:

          (A) The acquisition of more than fifty percent (50%) of the value or voting power of the Company's stock by a person or group;

          (B) The acquisition in a period of twelve (12) months or less of at least thirty-five percent (35%) of the Company's stock by a person or group;

          (C) The replacement of a majority of the Company's Board of Directors in a period of twelve (12) months or less by directors who were not endorsed by a majority of the current board members; or

          (D) The acquisition in a period of twelve (12) months or less of forty percent (40%) or more of the Company's assets by an unrelated entity.

     For the purpose of this Agreement, transfers made on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Company shall not be considered in determining whether there has been a Change in Control.

     2.6 Committee. "Committee" means the Compensation Committee of the Board.

     2.7 Company. "Company" means North Bay Bancorp, any subsidiaries or affiliates thereof, or any successors thereto.

     2.8 Disability/Disabled. For the purpose of this Plan, a Participant will be considered disabled if:

          (A) He is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve
               (12) months, or

          (B) He is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve
               (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of Participant's employer.

     2.9 Retirement. The term "Retirement" or "Retires" shall refer to the date which the Participant acknowledges in writing to Company to be the last day the Participant will provide any significant personal services, whether as an employee or independent consultant or contractor, to Company (for any reason other than Termination for Cause, because of a Disability, or Following a Change of Control, as defined herein). For purposes of this Plan, the phrase "significant personal services" shall mean more than ten (10) hours of personal services rendered to one or more individuals or entities in any thirty (30) day period.

     2.10 Normal Retirement Date. "Normal Retirement Date" shall mean the date specified in the Participation Agreement on which the Participant terminates employment with the Company (for any reason other than Termination for Cause, because of a Disability, or Following a Change of Control), if such termination date occurs on or after such Participant's Normal Retirement Date.

     2.11 Early Retirement Date. "Early Retirement Date" means the date specified in the Participation Agreement on which a Participant terminates employment with the Company (for any reason other than Termination for Cause, because of a Disability, or Following a Change of Control), if such termination date occurs on or after such Participant's Early Retirement Date.

     2.12 Early Retirement Benefit. "Early Retirement Benefit", except as may otherwise be provided in the Participation Agreement, means the Actuarial Equivalent of the Supplemental Retirement Benefit based on the actual Early Retirement Date.

     2.13 Participant. "Participant" means any individual who is participating in or has participated in this Plan, and who has not yet received his full benefit hereunder, as provided in Article III.

     2.14 Participation Agreement. "Participation Agreement" means the agreement filed by a Participant and approved by the Board pursuant to Article III.

     2.15 Supplemental Retirement Benefit. "Supplemental Retirement Benefit" means the benefit specified in the Participation Agreement.

                                   ARTICLE III
                                   -----------

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

     3.1 Eligibility and Participation.

          (A) Eligibility. Eligibility to participate in the Plan is limited to those key employees of the Company that are designated, from time to time, by the Board.

          (B) Participation. An employee's participation in the Plan shall be effective upon notification of such person by the Committee of eligibility to participate, completion of a Participation Agreement by such person, and acceptance of the Participation Agreement by the Committee. Participation in the Plan shall continue until such time as the Participant terminates employment with the Company and as long thereafter as the Participant is eligible to receive benefits under this Plan.

                                   ARTICLE IV
                                   ----------

                        SUPPLEMENTAL RETIREMENT BENEFITS
                        --------------------------------

     4.1 Retirement on or After Normal Retirement Date. The Applicable Percentage of the Supplemental Retirement Benefit (as identified in the Participant Agreement) for a Participant whose employment with the Company terminates on or after the Normal Retirement Date shall be one hundred percent (100%). Unless selected otherwise in accordance with the terms of paragraph 5.3, this Supplemental Retirement Benefit shall be paid monthly, with payments to commence on the first day of the month following the Participant's Normal Retirement Date and continuing until the death of the Participant.

     4.2 Retirement on or After Early Retirement Date but Before Normal Retirement Date. The Participant may elect to retire on or after a date that constitutes an Early Retirement Date and receive the Actuarial Equivalent of the Applicable Percentage of the Supplemental Retirement Benefit based on the actual Early Retirement Date. Unless selected otherwise in accordance with the terms of paragraph 5.3, this Supplemental Retirement Benefit shall be paid monthly, with payments to commence on the first day of the month following the Participant's Early Retirement Date and continuing until the death of the Participant.

     4.3 Termination Without Cause. If the Participant's employment is terminated by the Company without Cause, the Participant shall be eligible to receive the Actuarial Equivalent of the Applicable Percentage of the
Supplemental Retirement Benefits as of the effective date of Termination with payments to commence thirty (30) days after the later of the Normal Retirement Date or the date of termination, and continuing until the death of the Participant. Participant shall have the ability to select an alternate payment form in accordance with the terms of paragraph 5.3.

     4.4 Voluntary Termination. If the Participant's employment is terminated by voluntary resignation prior to the Early Retirement Date, and such resignation is not subject to the provisions of paragraph 4.5 below, the Participant shall be entitled to be paid the Actuarial Equivalent of the Applicable Percentage of the Supplemental Retirement Benefit as of the effective date of Termination with payments to commence thirty (30) days after the Normal Retirement Date, and shall continue until the death of the Participant. Participant's Supplemental Retirement Benefit shall be subject to forfeiture prior to the commencement of payments if so provided in the Participation Agreement.

     4.5 Termination Pursuant to a Change in Control. In the event a Participant is terminated "Pursuant to a Change in Control", the Applicable Percentage shall be one hundred percent (100%). A termination shall be deemed to be "Pursuant to a Change in Control" if, within two (2) years following the occurrence of a Change in Control, the Participant's employment with the Company is terminated by (i) the Company without Cause or (ii) the Participant on account of (y) Participant's position, responsibilities or working conditions being substantially diminished or (z) a material reduction in the Participant's compensation or benefits. At the Participant's option, this Benefit shall be paid monthly, with payments to commence on the first day of the month following the Participant's Early Retirement Date (reduced to actuarial equivalent in accordance with the terms of paragraph 5.2) or the Normal Retirement Date, and continuing until the death of the Participant. In the event Participant fails to select a payment start date, payments shall begin one month following the Participant's Normal Retirement Date.

     4.6 Termination Following the Determination of Disability. The Applicable Percentage for a Participant whose employment with the Company terminates because of Disability shall be the Applicable Percentage as of the date of termination. Unless selected otherwise in accordance with the terms of paragraph 5.3, payments shall commence thirty (30) days after the later of the Normal Retirement Date or the date of termination and shall continue until the death of the Participant.

     4.7 Termination For Cause. If a Participant is terminated for Cause, as defined below, Participant shall forfeit any and all benefits payable under this Plan. For the purpose of this Plan, Cause shall be defined as any of the following:

          (A) The Participant commits fraud, theft or embezzlement against the Company;

          (B) The Participant commits a felony or a crime involving moral turpitude;

          (C) The Participant compromises trade secrets or other proprietary information of the Company;

          (D) The Participant breaches any non-solicitation agreement with the Company;

          (E) The Participant breaches of the material terms of any employment agreement entered into with the Company, and if give the right in any such employment agreement, fails to cure said breach in accordance therewith;

          (F) The Participant breaches any of the material terms of his Participation Agreement;

          (G) The Participant engages in any grossly negligent act or willful misconduct that causes, or could be reasonably expected to cause, harm to the business, operations or reputation of the Company;

          (H) The Company is ordered to terminate any employment agreement with the Participant by any governmental agency with supervisory authority over the Company.


     4.8 Death of Participant During Active Employment. In the event Participant dies while actively employed by Company, then no death benefits shall be payable under this Agreement (other than a survivor benefit qualified for under paragraphs 4.1 through 4.7 above and selected pursuant to paragraph 5.3). Such benefits are described by a Joint Beneficiary Designation Agreement, if any.


                                    ARTICLE V
                                    ---------

                          FORM AND PAYMENT OF BENEFITS
                          ----------------------------

     5.1 Internal Revenue Code Section 409A Compliance. It is the intent of the parties to comply with all applicable Internal Revenue Code Sections, including, but not limited to, IRC 409A. Thus, for any benefits payable pursuant to this Plan, if the Participant is a Key Employee, as defined by the Internal Revenue Service, and said Company is publicly traded at the time of "separation from service" (as defined by IRC 409A), any such benefit payment described herein shall be withheld for six (6) months following such separation from service, in order to comply with IRC 409A.

     5.2 Reduction for Early Commencement of Benefits. If a Participant receives a Supplemental Retirement Benefit under this Plan before the Participant's Normal Retirement Date, the monthly Supplemental Retirement Benefit shall, except as may otherwise be provided in the Participation Agreement, be reduced to its Actuarial Equivalent value.

     5.3 Form of Benefit Payment. The Supplemental Retirement Benefit shall be paid in the basic form provided in (A) below, unless the Participant selects an alternate form of payment. The basic and alternative forms of payment are as follows:


          (A) Basic Form of Benefit Payments. Unless an alternate selection is made, payments made pursuant to this Plan shall be made as follows: Monthly single life annuity for the Participant's life in the amount specified in the Participation Agreement ("Basic Benefit").

          (B)  Alternative Forms of Benefit Payment.

               (i) A joint and survivor annuity of the Actuarial Equivalent Value equal to the Basic Benefit with payment continued to the survivor in the same amount as the amount paid to the Participant.

               (ii) A joint and  survivor  annuity of the  Actuarial  Equivalent
                    Value equal to the Basic Benefit with payment continued to the survivor in one-half of the amount paid to the Participant.

              (iii) Any other  Actuarial  Equivalent  method as approved  by the
                    Board and selected in accordance with the provisions of the appropriate IRS requirements, including but not limited to IRC 409A.

     5.4 Modifying Form of Benefit Payment. A Participant may modify the form of Benefit Payment, however any such modification (i) may not take effect until at least twelve (12) months after the date on which the election is made, and (ii) the first payment to which such election is made must be deferred for a period of at least five (5) years from the date the payment would otherwise have been made.

     5.5 Withholding of Payroll Taxes. The Company shall withhold from payments made hereunder any taxes required to be withheld from a Participant's age under federal, state or local law. However, a Participant's designated Beneficiary may elect not to have withholding for federal income tax purposes pursuant to
Section 3405(a) (2) of the Internal Revenue Code, or any successor provision thereto.

     5.6 Payment to Guardian. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or such person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such benefit.


                                   ARTICLE VI
                                   ----------

                                 ADMINISTRATION
                                 --------------

     6.1 Committee and Duties. This Plan shall be administered by the Committee. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

     6.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

     6.3 Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

     6.4 Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense, or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

                                   ARTICLE VII
                                   -----------

                             BENEFICIARY DESIGNATION
                             -----------------------

     7.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of his death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime.

     7.2 Amendments to Beneficiary Designation. Any Beneficiary designation may be changed by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. If a Participant's Compensation is community property, any Beneficiary designation shall be valid or effective only as permitted under applicable law.

     7.3 No Participant Designation. In the absence of an effective Beneficiary designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

     7.4 Effect of Payment. The payment to the deemed Beneficiary shall completely discharge the Company's obligations under this Plan.

                                  ARTICLE VIII
                                  ------------

                                CLAIMS PROCEDURE
                                ----------------

     8.1 Claim. The Company shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Plan and shall have authority to control and manage the operation and administration of this Plan. Consistent therewith, the Company shall make all determinations as to the rights to benefits under this Plan. Any decision by the Company denying a claim by the Participant, the Participant's spouse, or the Participant's beneficiary for benefits under this Plan shall be stated in writing and delivered or mailed, via registered or certified mail, to the Participant, the Participant's spouse or the Participant's beneficiary, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Company shall provide the Participant, the Participant's spouse or the Participant's beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

     8.2 Arbitration of Disputes. All unresolved claims, disputes and other matters in question arising out of or relating to this Plan or the breach or interpretation thereof, other than those matters which are to be determined by the Company in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), located in San Francisco, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), located in San Francisco, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Plan and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Napa, California, unless otherwise agreed to by the parties.

                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS
                                  -------------

     9.1 Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security act of 1974, as amended ("ERISA"), and therefore to be exempt from the provisions of Parts 2, 3, and 4 of Title I ERISA. Accordingly, the Plan shall terminate and no further benefits shall be paid hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt.

     9.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Company. Except as may be provided in Section 8.3, such policies, annuity contracts or other assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

     9.3 Trust Fund. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustee as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

     9.4 Nonassignabiliy. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     9.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge him at any time.

     9.6 Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefit hereunder, and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.

     9.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply.

     9.8 Captions. The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     9.9 Governing Law. The provisions of this Plan shall be construed, interpreted, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of California.

     9.10 Validity. If any provision of this Plan shall be held illegal or invalid for any reason, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

     9.11 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee, or to the Company's statutory agent. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     9.12 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

     9.13 IRC Section 280G Issues. Unless otherwise provided in a Participant's Participation Agreement or other agreement between the Participant and the Company, if all or any portion of the amounts payable to the Participant under this Plan, either alone or together with other payments which the Participant has the right to receive from the Company, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), that are subject to the excise tax imposed by
Section 4999 of the Code (or similar tax and/or assessment), Participant shall be responsible for the payment of such excise tax and Company shall be responsible for any loss of deductibility related thereto; provided, however, that Company and Participant shall cooperate with each other and use all reasonable efforts to minimize to the fullest extent possible the amount of excise tax imposed by Section 4999 of the Code. If, at a later date, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, or otherwise) that the amount of excise taxes payable by the Participant is greater than the amount initially so determined, then the Participant shall pay an amount equal to the sum of such additional excise taxes and any interest, fines and penalties resulting from such underpayment. The determination of the amount of any such excise taxes shall be made by the independent accounting firm employed by the Company immediately prior to the change in control or such other independent accounting firm or advisor as may be mutually agreeable to Company and Participant in the exercise of their reasonable good faith judgment.


NORTH BAY BANCORP


By:________________________________       By: ______________________________
         Signature and Date                          Secretary and Date


Title:______________________________

EXHIBIT 1

Participation Agreement
The 2005 North Bay Bancorp Supplemental Executive Retirement Plan

Participant:               (INSERT NAME)
             -----------------------------------------------

Eligibility Date:      (INSERT DATE OF ELIGIBILITY)
                  ------------------------------------------


The above named Participant is authorized to receive benefits pursuant to The 2005 North Bay Bancorp Supplemental Executive Retirement Plan as described below. Benefit accrual shall commence as of the Eligibility Date listed above.

         Applicable Percentage Schedule:             [insert]

     Benefit Amount: Unless an alternate method of payment is selected using the attached Distribution Election Form, the Company shall pay to the Participant pursuant to the Plan during the Participant's lifetime, an amount equal to ___________________________ ($________) per year in twelve (12) equal monthly installments. The amount of Participant Benefits payable under the Plan shall be increased annually at the rate of two percent (2%) per year from the date of commencement of payments of the Benefits until the death of the Participant.

Normal Retirement Date:   Attainment of age _____ (___).

Early Retirement Date:  Attainment of age ______ (___).

Risk of Forfeiture:

Participant acknowledges that in the course of employment Participant has become privy to confidential information of the Company including customer deposit, loan, sales and marketing information, customer account records, proprietary processing techniques, information regarding vendors and products, training and operations memoranda and similar information, personnel records, pricing information, financial information, and trade secrets concerning or relating to the business, accounts, customers and employees and affairs of the Company (the foregoing constituting "Confidential Information"). On account of the foregoing and Participant's position of trust and confidence with the Company, Participant agrees that in the event Participant voluntarily terminates employment and such termination occurs after Participant has achieved an Applicable Percentage of one hundred percent (100%) and such termination is not subject to the provisions of Section 4.5 of the Plan, Participant shall forfeit any and all rights and benefits, including Participant Benefits payable under the Plan, Participant may have under the terms of this Participation Agreement and shall have no right to be paid any of the amounts which would otherwise be due or paid to Participant by the Company pursuant to the terms of this Participation Agreement if Participant violates any of the following provisions prior to attaining Normal Retirement Age.

          (a) Participant shall not utilize Confidential Information, either directly or indirectly, to call on, solicit, or take away as a client, customer or prospective client or customer, or attempt to call on, solicit or take away as a client, customer or prospective client or customer, any person or entity that was a client, customer or prospective client or customer of the Company. For purposes of this Agreement "prospective client or customer" shall include any person or entity with whom the Company has had contact for the purpose of soliciting business within six months prior to Participant's voluntary termination of employment or whom the Company intended to contact for the purpose of soliciting business within six months after termination of employment, of which contact or intended contact Participant had knowledge while employed by the Company. Participant acknowledges that it would be extremely difficult or impractical to determine whether Participant used Confidential Information in connection with the activity prohibited by this provision and that it is reasonable to presume, based upon Participant's period of service to the Company, that Participant used Confidential Information in connection with any violation of this provision.

          (b) Participant shall not, either directly or indirectly, on Participant's own behalf or in the service or on behalf of others, solicit, divert , attempt to solicit, divert or induce or attempt to induce to discontinue employment with the Company any person employed by the Company, whether or not such employee is a full time employee or a temporary employee of the Company and whether or not such employment is for a determined period or is at will.

          (c) Participant shall not, either directly or indirectly, use, disclose or make available Confidential Information to any person or entity, nor shall Participant use, disclose, make available or cause to be used, disclosed or made available, or permit or allow, either on Participant's own behalf or on behalf of others, any use or disclosure of such Confidential Information.

          Participant acknowledges and agrees that (i) a breach by Participant of any of the foregoing covenants will result in the Company incurring certain costs and damages in an amount that would be extremely difficult or impractical to ascertain, (ii) the forfeiture of Participant's rights and benefits under this Agreement bear a reasonable relationship to the damages which the Company may suffer by reason of Participant's breach, and (iii) the forfeiture of Participant's rights and benefits under this Agreement is reasonable and equitable considering that absent forfeiture of such rights and benefits the Company will be in the position of paying benefits to Participant while suffering damages on account of Participant's breach.

Waiver and Release of Claims: [If Applicable]

          (a) The Participant is a party to that certain _____________Agreement made with the Company or its predecessor dated_____(the "Prior Plan Agreement");

          (b) The Plan and the benefits provided under the Plan substitute for the Prior Plan Agreement and the benefits provided thereunder;

          (c) The Prior Plan Agreement and the benefits otherwise to be provided thereunder are hereby terminated effective as of the date of this Plan;

          (d) The Participant hereby waives and relinquishes for himself or herself, and his or her heirs, beneficiaries, legal representatives, agents, successors and assigns, any and all right, entitlement and interest that the Participant has or may have pursuant to the Prior Plan Agreement and the benefits thereunder;

          (e) The Participant accepts the benefits afforded by the Participation Agreement in full and complete satisfaction and substitution for the benefits otherwise provided by the Prior Plan Agreement; and

          (f) The Participant (i) has had an opportunity to consult with legal, tax and financial advisors of the Participant's own choice in determining whether to enter into the Agreement and this Waiver, (ii) understands the benefits that were to be provided to the Participant and to his or her surviving spouse or beneficiaries under the Prior Plan Agreement and the terms and conditions that applied to such benefits, (iii) understands that the effect of this Waiver is to terminate, waive and relinquish forever all rights, entitlements and interests that the Participant has or may have under the Prior Plan Agreement and the benefits thereunder as a condition to receiving benefits under the Plan; and (iv) the Participant is entering into the Participation Agreement and this Waiver voluntarily and with full appreciation of the effects of doing so.



Participant:
             ---------------------------------------------------
                             (Signature)


             ---------------------------------------------------
                             (Print Name)


North Bay Bancorp:
                  ----------------------------------------------
                      (Signature of Authorized Executive)


                  ----------------------------------------------
                          (Print Name and Title)


Date:
      ---------------------------------------------------

EXHIBIT 2

Distribution Election Form
The 2005 North Bay Bancorp Supplemental Executive Retirement Plan (Effective as of _________, 200__)

     I understand the significance of, and want to comply with, all applicable Internal Revenue Code Sections, including, but not limited to, IRC 409A. Thus, for any benefits payable pursuant to this Plan, if I am a Key Employee, as defined by the Internal Revenue Service, and the Company is publicly traded at the time of "separation from service" (as defined by IRC 409A), any such benefit payment to be made pursuant to this Plan shall be withheld for six (6) months following such separation from service, in order to comply with IRC 409A.

Pursuant to the Provisions of the Plan, I hereby elect to have my Supplemental Retirement Benefit paid to me as designated below:

     In the event of a Change in Control, I elect to have my benefit payments commence on the following Date:

     __________     On the first day of the month following my Early  Retirement
                    Date (reduced to Actuarial Equivalent in accordance with the
                    terms   of   paragraph   5.2)  OR   (Verify   for   existing
                    Participants)

     __________     On the  first  day  of the  month  following  the my  Normal
                    Retirement Date.

I further elect to have my Supplemental Retirement Benefit paid to me as designated below:

     _________      A monthly single life annuity for the Participant's life.

     _________      A joint and survivor  annuity  with an Actuarial  Equivalent
                    Value equal to the Basic Benefit with payment continued to the survivor in the same amount as the amount paid to the Participant.

     _________      A joint and survivor  annuity  with an Actuarial  Equivalent
                    Value equal to the Basic Benefit with payment continued to the survivor and one-half of the amount paid to the Participant.

     _________      Alternate  form as  approved  by the Board and  selected  in accordance with the provisions of the appropriate IRS requirements, including but not limited to IRC 409A, as follows:

                    ________________________________________________________

     In addition, I have been advised and understand that I may modify the Form of Benefit Payment, however any such modification (i) may not take effect until at least twelve (12) months after the date on which the election is made, and (ii) the first payment to which such election is made must be deferred for a period of at least five (5) years from the date the payment would otherwise have been made.


Signed__________________________    Print Name ____________________


Dated    ________________

EXHIBIT 3

Beneficiary Designation Form
The 2005 North Bay Bancorp Supplemental Executive Retirement Plan

I.       PRIMARY DESIGNATION
         -------------------
               (You may refer to the beneficiary designation information prior to completion of this form.)

A.       Person(s) as a Primary Designation:
         -----------------------------------
               (Please indicate the percentage for each beneficiary.)


Name__________________________   Relationship___________________  / _______%

Address:________________________________________________________________________
             (Street)             (City)           (State)           (Zip)


Name__________________________   Relationship___________________  / _______%

Address:________________________________________________________________________
             (Street)             (City)           (State)           (Zip)


Name__________________________   Relationship___________________  / _______%

Address:________________________________________________________________________
             (Street)             (City)           (State)           (Zip)


B.       Estate as a Primary Designation:
         --------------------------------

My Primary  Beneficiary is The Estate of  ______________________________________
as  set  forth  in  the  last  will  and  testament   dated  the  _____  day  of
_____________, _____ and any codicils thereto.


C.       Trust as a Primary Designation:
         -------------------------------

Name of the Trust:  ____________________________________________________________

Execution Date of the Trust: _____ / _____ / _________

Name of the Trustee: __________________________________________________________

Beneficiary(ies)   of  the  Trust  (please  indicate  the  percentage  for  each beneficiary):

___________________________________________________________________________

___________________________________________________________________________

Is this an Irrevocable Life Insurance Trust?  ________ Yes     ________ No

(If yes and this designation is for a Split Dollar agreement, an Assignment of Rights form should be completed.)

II.     SECONDARY (CONTINGENT) DESIGNATION
        ----------------------------------

A.       Person(s) as a Secondary (Contingent) Designation:
         --------------------------------------------------
               (Please indicate the percentage for each beneficiary.)


Name__________________________   Relationship___________________  / _______%

Address:________________________________________________________________________
             (Street)             (City)           (State)           (Zip)


Name__________________________   Relationship___________________  / _______%

Address:________________________________________________________________________
             (Street)             (City)           (State)           (Zip)


Name__________________________   Relationship___________________  / _______%

Address:________________________________________________________________________
             (Street)             (City)           (State)           (Zip)

B.       Estate as a Secondary (Contingent) Designation:
         -----------------------------------------------

My Secondary Beneficiary is The Estate of  _____________________________________
as set forth in my last will and testament dated the _____ day of ___________, _____ and any codicils thereto.


C.       Trust as a Secondary (Contingent) Designation:
         ----------------------------------------------

Name of the Trust:  ____________________________________________________________

Execution Date of the Trust: _____ / _____ / _________

Name of the Trustee: __________________________________________________________

Beneficiary(ies)   of  the  Trust  (please  indicate  the  percentage  for  each beneficiary):

___________________________________________________________________________

___________________________________________________________________________

All sums payable under this Agreement by reason of my death shall be paid to the Primary Beneficiary(ies), if he or she survives me, and if no Primary Beneficiary(ies) shall survive me, then to the Secondary (Contingent) Beneficiary(ies). This beneficiary designation is valid until the participant notifies the bank in writing.


----------------------------------      ----------------------------------------
Participant's Signature                               Date